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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-87718) pertaining to the Chronimed Inc. 1994 Stock Option Plan for Directors; the Registration Statement (Form S-8 No. 33-87712) pertaining to the Chronimed Inc. 1994 Stock Option Plan; the Registration Statement (Form S-8 No. 33-83368) pertaining to various Director Nonqualified Stock Option Plans; the Registration Statement (Form S-8 No. 33-81041) pertaining to the Chronimed Inc. Employees Stock Purchase Plan of 1995; the Registration Statement (Form S-8 No. 333-15949) pertaining to the Chronimed Inc. 1997 Stock Option Plan; the Registration Statement (Form S-3 No. 333-23833) pertaining to the registration of 68,065 shares of its common stock; the Registration Statement (Form S-3 No. 333-35555) pertaining to the registration of 42,553 shares of its common stock; the Registration Statement (Form S-8 No. 333-67649) pertaining to the Chronimed Inc. 1999 Stock Option Plan and the Registration Statement (Form S-8 No. 333-54348) pertaining to the Chronimed Inc. 2001 Stock Incentive Plan of our report dated August 5, 2004, with respect to the consolidated financial statements and schedule of Chronimed Inc. included in the Annual Report (Form 10-K) for the year ended July 2, 2004.

                                             /s/ Ernst & Young LLP

Minneapolis, Minnesota

                                                               September 8, 2004

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